Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-202366 on Form S-8 of our report dated June 26, 2018, relating to the financial statements and financial statement schedule of the Dominion Energy Hourly Savings Plan, formerly known as the Dominion Hourly Savings Plan, appearing in this Annual Report on Form 11-K of the Dominion Energy Hourly Savings Plan for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 26, 2018